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                            [LATHAM & WATKINS LETTERHEAD]




                                   March 14, 1997







Triton Group Ltd.
550 West "C" Street, Suite 1880
San Diego, California 92101

         Re:  Registration Statement on Form S-4;
              2,923,371 Shares of Common Stock, Par Value $.0001 Per Share

Ladies and Gentlemen:

         In connection with the registration by Triton Group Ltd., a Delaware corporation (the "Company"), of 2,923,371 shares (giving effect to a one-for-ten reverse stock split to be effected prior to consummation of the merger transaction described in the Registration Statement (as defined below)) of common stock, par value $.0001 per share (the "Shares"), of the Company under the Securities Act of 1933, as amended, on a Registration Statement on Form S-4 filed with the Securities and Exchange Commission on March 14, 1997 (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

         In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

         In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.


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Triton Group Ltd.
March 14, 1997
Page 2


         We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or any other laws, or as to any matters of municipal law or the laws of any other local agencies within the state.

         Subject to the foregoing, it is our opinion that the Shares have been duly authorized, and, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

         We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters."

                                  Very truly yours,


                               /s/ Latham & Watkins